EXHIBIT 99

 For Further Information:



 United Financial Mortgage Corp.      Coffin Communications Group
 600 Enterprise Dr., Suite 206        15300 Ventura Boulevard, Suite 303
 Oak Brook, IL 60523                  Sherman Oaks, CA  91403
 (630) 571-7222                       (818) 789-0100
 (630) 571-2623 Fax                   (818) 789-1152 Fax
 Contact:  Steve Khoshabe             Contact:  Sean Collins, Partner
 Chief Financial Officer
 sk@ufmc.com



 FOR IMMEDIATE RELEASE:

  United Financial Mortgage Corp. Reports Triple-Digit Growth in Net Income
                   for Third Quarter and Latest Nine Months

 Oak Brook, IL, March 18, 2002 -- United Financial Mortgage Corp. (CHX: 'UFM' or 'the Company') today announced results for the third quarter and nine months ending January 31, 2002.

 Revenues for  the  quarter  ending  January  31,  2002  increased  67.3%  to
 $6,388,773 from $3,817,740 for the quarter ending January 31, 2001. Net income rose 225.6% to $515,330, or nearly $0.13 per share basic and $0.12 per share diluted, as compared with $158,278, or $0.04 per basic and diluted share, for the corresponding period last year.

 Revenues for the nine months ended January 31, 2002 increased 68.4% to $17,006,055 from $10,098,210 for the corresponding period ending January 31, 2001. Nine-month net income rose 271.2% to $1,491,152, or $0.36 per share basic and $0.34 per share diluted for the most recent nine-month period, as compared with $401,704, or $0.10 per basic and diluted share, for the corresponding prior year period.

 Company management attributed the improved quarterly and nine-month results to an increase in loan volume and successful ongoing cost containment efforts within a favorable interest rate environment.

 Joseph Khoshabe, President and CEO of United Financial Mortgage Corp., stated, "The solid growth in our revenues and loan volume as compared to the third quarter and first nine months of last year validates the effectiveness of our ongoing growth strategies. Our internal expansion program and improvements in operating efficiencies continue to bolster our top and bottom line, which will be important as we enter a period when we are likely to see interest rate increases which may tend to dampen our growth momentum."

 About United Financial Mortgage

 United Financial Mortgage Corp. is a national mortgage banker principally engaged in originating retail and wholesale mortgages for single family residences of one to four units. The Company is headquartered in Oak Brook, Illinois and has regional offices in several other states. The Company's web site (www.ufmc.com) allows consumers to get information on the many different types of mortgage loans offered by the Company, calculate mortgage payments, and apply online for a mortgage.


 This press release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. Such risks and uncertainties include, but are not limited to, changes in the performance of the financial markets, changes in the demand for and market acceptance of the Company's products, changes in the mortgage lending industry or changes in general economic conditions, including interest rates, the impact of competition, changes in the value of real estate, the ability to maintain and increase sources of funding, and other risks disclosed from time to time in the Company's SEC reports and filings.


                         -- FINANCIAL TABLES FOLLOW --

                       United Financial Mortgage Corp.
                                Balance Sheet
                                 (Unaudited)

                                                Nine Months  Nine Months
                                                   Ended        Ended
                                                 ----------   ----------
                                                January 31,  January 31,
                                                   2001         2002
                                                 ----------   ----------
          ASSETS
     Current Assets:
       Cash                                     $ 5,630,616  $ 7,276,249
       Loans Held For Sale                       36,902,773   77,867,160
       Accounts Receivable                          133,047      652,230
       Due From Employees                            16,300            0
       Notes Receivable                              64,500       83,732
       Deferred Tax Asset                            30,452            0
       Prepaid Expense                               93,426      125,306
                                                 ----------   ----------
           Total Current Assets                  42,871,114   86,004,677

     Furniture, Fixtures & Equipment
       Cost                                         718,248      892,354
       Accumulated Depreciation                   (458,818)    (565,811)
                                                 ----------   ----------
       Net Furniture, Fixtures, & Equipment         259,930      326,542

     Other Assets:
       Servicing Rights                             315,979    1,271,651
       Land Investments                             131,500            0
       Security Deposits                             31,105       45,704
       Investment                                   140,053      295,673
       Goodwill Net                                 111,487      107,545
                                                 ----------   ----------
          Total Other Assets                        730,124    1,720,573

          Total Assets                          $43,861,167  $88,051,792
                                                 ==========   ==========


  LIABILITES AND STOCKHOLDERS EQUITY

  Current Liabilities:
       Accounts Payable                         $   380,268   $  583,494
       Leases Payable-Short Term                     10,000        5,500
       Accrued Expenses                             366,139      856,439
       Taxes Payable                                133,815      626,546
       Deferred Income Taxes                              0      630,513
       Escrow Payable                                37,764      168,881
       Notes Payable - Current                   35,961,630   76,444,341
                                                 ----------   ----------
          Total Current Liabilities              36,889,617   79,315,714

       Leases Payable-Long Term                       8,000        4,137
                                                 ----------   ----------
               Total Liabilities                 36,897,617   79,319,851

  Stockholders' Equity
     Common Shares, 20,000,000 Authorized,
       No Par Value, Shares Issued and
       Outstanding; 4,095,029 at Jan 31, 2001
       and 4,095,029 at Jan 31, 2002.             6,577,256    6,387,942

     Preferred Shares, 5,000,000 authorized,
       No Par Value, 63 Series A Redeemable
       Shares Issued And Outstanding at Jan
       31, 2001 and Jan 31, 2002.                   315,000      315,000

     Retained Earnings                               71,294    2,028,999
                                                 ----------   ----------
          Total Stockholders Equity               6,963,550    8,731,941

          Total Liabilities Plus
          Stockholders Equity                   $43,861,167  $88,051,792
                                                 ==========   ==========

                         United Financial Mortgage Corp.
                         Condensed Statement of Income
                                 (Unaudited)


                                Three        Nine         Three        Nine
                                Months      Months        Months      Months
                                Ended        Ended        Ended        Ended
                               Jan 31,      Jan 31,       Jan 31,     Jan 31,
                                 2001        2001          2002        2002
                              ---------    ---------    ---------   ----------
 Revenues:
   Commissions & Fees        $2,999,679   $8,226,808   $5,302,682  $14,460,857
   Interest Income              818,061    1,871,401    1,086,091    2,545,199
   Other Income & Expenses            0            0            0            0
                              ---------    ---------    ---------   ----------
         Total Revenues       3,817,740   10,098,210    6,388,773   17,006,055

 Expenses:
   Salaries & Commissions    $1,887,760   $5,216,413   $3,945,515  $ 9,005,533
   Selling & Administrative     892,300    2,391,915      860,543    3,635,499
   Depreciation                  38,152      125,092       30,836       88,281
   Interest Expense             772,017    1,783,822      524,381    1,733,282
                              ---------    ---------    ---------   ----------
         Total Expenses       3,590,229    9,517,241    5,361,275   14,462,595

 Income (loss) Before
   Income Taxes                 227,511      580,968    1,027,498    2,564,424
 Income Tax Provision            69,233      179,265      512,168    1,073,272
                              ---------    ---------    ---------   ----------
 Net Income Applicable To
   Common Shareholders          158,278      401,704      515,330    1,491,152
                              =========    =========    =========   ==========

 Basic Net Income
   Per Common Share              0.0387       0.0981       0.1258       0.3641
                              =========    =========    =========   ==========
 Diluted Net Income
   Per Common Share              0.0379       0.0962       0.1172       0.3392
                              =========    =========    =========   ==========
 Shares used in computation
   Of Basic Net Income Per
   Share                      4,095,029    4,095,029    4,095,029    4,059,929


 Shares used in computation
   of Diluted Net Income Per
   Share                      4,175,029    4,175,029    4,395,529    4,395,529


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